Exhibit 10.1

OMNIBUS AMENDMENT

THIS AGREEMENT is effective as of the 30th day of June, 2014, by and among ENERGY SERVICES OF AMERICA CORPORATION, a Delaware corporation, C. J. HUGHES CONSTRUCTION COMPANY, INC., a West Virginia corporation, CONTRACTORS RENTAL CORPORATION, a West Virginia corporation, NITRO ELECTRIC COMPANY, INC., a West Virginia corporation, and S T PIPELINE, INC., a West Virginia corporation, parties of the first part, hereinafter collectively called “Borrower”, and UNITED BANK, INC., a West Virginia banking corporation, party of the second part, hereinafter called “Lender”, and DOUG REYNOLDS and MARSHALL REYNOLDS, parties of the third part, hereinafter called “Guarantors”.

WHEREAS, Lender has extended two credit facilities in favor of Borrower, the first, a Five Million Dollar ($5,000,000.00) revolving line of credit, (“RLOC”) all of which is set forth in a Loan Agreement dated May 30, 2014 (“RLOC Loan Agreement”) and evidenced by a note also dated May 30, 2014 (“RLOC Note”), and the second an Eight Million Eight Hundred Thirteen Thousand Two Hundred Seventy Four Dollars and Sixty Four Cents ($8,813,274.64) term loan (“Term Loan”), all of which is set forth in a Loan Agreement dated January 31, 2014 (“Term Loan Agreement”) and evidenced by a note also dated January 31, 2014 (“Term Note”).

WHEREAS, Guarantors executed Guaranty Agreements in favor of Lender to secure the repayment of the RLOC Note and Term Note.

WHEREAS, Borrower and Guarantors have requested Lender to amend the RLOC Loan Agreement and the Term Loan Agreement to modify the definition of the Debt Service Coverage Ratio Covenant and Lender has agreed to do so.

WHEREAS, the parties desire to set forth their understanding by this writing.

NOW, THEREFORE, WITNESSETH, that for and in consideration of One Dollar ($1.00) cash in hand paid, the premises which are not mere recitations but which form an integral part of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Amendment. The RLOC Loan Agreement and the Term Loan Agreement are hereby amended by substituting the following paragraph in the place and stead of the existing paragraph 7.01.

7.01 Debt Service Coverage. Borrower shall maintain a minimum Debt Service Coverage Ratio of no less than 1.50 to 1.0 tested quarterly, as of the end of each fiscal quarter, based upon the preceding four quarters. Debt service coverage shall be defined as the ratio of cash flow (net income plus depreciation, amortization and interest expense, plus or minus one-time/non-recurring income and expenses (determined at the Lender’s sole discretion)) divided by the annualized debt service requirements on the Borrower’s senior secured term debt (post refinance), actual interest paid on the Borrower’s senior secured revolving credit facility and the annualized payments on any other debt outstanding.

2. Consent and Reaffirmation. Guarantors consent to this Amendment and acknowledge and reaffirm their obligations under their guaranty agreements to guarantee and secure the repayment of the RLOC Note and the Term Note.

3. Other Terms and Conditions. All other terms and conditions of the RLOC and Term Loan Agreements and related loan documents shall remain in full force and effect except as further amended by this Agreement.

4. Effective Date. The effective date of this Agreement is June 30, 2014.

Executed this 31st day of July, 2014.

BORROWER:

Energy Services of America Corporation
a Delaware corporation

By	s/Doug Reynolds
Its	President

C. J. Hughes Construction Company, Inc.
a West Virginia corporation

By	s/Doug Reynolds
Its	President

Contractors Rental Corporation
a West Virginia corporation

By	s/Doug Reynolds
Its	President

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Nitro Electric Company, Inc.
a West Virginia corporation

By	s/Doug Reynolds
Its	Treasurer

S T Pipeline, Inc.
a West Virginia corporation

By	s/Doug Reynolds
Its	President

LENDER:

United Bank, Inc.
a West Virginia banking corporation

By	s/Andrew Dawson
Its	Market President

GUARANTORS:

s/Doug Reynolds
Doug Reynolds

s/Marshall Reynolds
Marshall Reynolds

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